Exhibit 10.2

WEBSTER FINANCIAL CORPORATION

AMENDMENT NUMBER 4
TO
AMENDED AND RESTATED
1992 STOCK OPTION PLAN

     The Webster Financial Corporation 1992 Stock Option Plan, as amended and restated (the “Plan”) is hereby amended as set forth below, effective June 21, 2004 (the “Adoption Date”):

1. Section 6 of the Plan is amended to add the following new provision at the end thereof as a new paragraph (c):

(c)	Deferral. The Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Optionee or Holder and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.

     2. Section 12(a) of the Plan is amended to read in its entirety as follows:

     (a) Employees and Subsidiary Directors. Upon the termination of the employment or service of an Optionee (other than a Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee and except as provided in Section 12(c), any Option granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Board may provide, by inclusion of appropriate language in an Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in

Section 10(b) above), in the event of termination of employment or service of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and before termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Upon the termination of the employment or service of a Holder with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and except as provided in Section 12(c), any restricted Stock issued to such Holder that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of restricted Stock, the Holder shall have no further rights with respect to such Stock, including but not limited to any right to vote restricted Stock or any right to receive dividends with respect to such shares of restricted Stock. Upon the termination of the employment or service of a Grantee (other than a Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee and except as provided in Section 12(c), any SAR granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, and such Grantee shall have no further right to purchase shares of Stock or to receive cash pursuant to such SAR; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that an Grantee may, in the event of termination of employment or service of the Grantee with the Corporation or a Subsidiary, exercise a SAR, in whole or in part, at any time subsequent to such termination of employment or service and before termination of the SAR. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Optionee, Holder or Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director. Upon the termination of the employment or service of an Optionee (other than a Non-Employee Director) with the Corporation or a Subsidiary by reason of the Optionee’s retirement after attaining age 65 (“Normal Retirement”), such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time before termination of the Option as provided in Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service, whether or not such Option was exercisable immediately before such termination of employment or service; provided, however, that the Board may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment or service of the Optionee with the Corporation or a Subsidiary by reason of Normal Retirement, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and before termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Holder terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement, except as provided in the applicable Award Agreement, all shares of restricted Stock granted to such Holder shall fully vest upon such termination of employment or service. Upon the termination of the employment or service of a Grantee (other than a Non-Employee Director) with the Corporation or a Subsidiary by reason of Normal Retirement, such Grantee shall have the right, at any time before termination of the SAR to exercise any SAR held by such Grantee at the date of such termination of employment or service, whether or not such SAR was exercisable immediately before such termination of employment or service; provided, however, that the Board may provide, by inclusion of appropriate language in the Award Agreement, that the Grantee may in the event of the termination of employment or service of the Grantee with the Corporation or a Subsidiary by reason of Normal Retirement, exercise the SAR at any time subsequent to such termination of employment or service and before termination of the SAR.

     3. Section 12 of the Plan is amended to add the following new provision at the end thereof as a new paragraph (c):

(c) Termination Following Change in Control. If an Optionee’s employment is terminated involuntarily and other than for cause, as defined below, or voluntarily for “good reason,” as defined below, within two years following a “change in control,” as defined below, the Optionee may (subject to the limitations on exercise set forth in Section 10 above) exercise the Option at any time after termination of employment and prior to the termination of the Option, as set forth in Section 10 above, whether or not the Option had become exercisable at the time of the termination of employment. If a Holder’s employment is terminated involuntarily and other than for cause or voluntarily for “good reason” within two years following a “change in control”, all restricted Stock granted to such Holder shall fully vest on the date of termination, and the shares of Stock represented thereby shall be deliverable free of restrictions, except as set out in Section 15. If a Grantee’s employment is terminated involuntarily and other than for cause, as defined below, or voluntarily for “good reason,” as defined below, within two years following a “change in control,” as defined below, the Grantee may exercise the SAR at any time after termination of employment and prior to the termination of the SAR whether or not the SAR had become exercisable at the time of the termination of employment. For purposes of this Section 12(c): (A) termination for “cause” shall mean termination because of the Optionee, Holder or Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of any employment agreement between the Optionee, Holder or Grantee and the Corporation or any Subsidiary; (B) “good reason” shall mean a material reduction in the position, authority, duties, or responsibilities of the Optionee, Holder or Grantee from those that existed prior to the change in control or reduction in the Optionee, Holder or Grantee’s job stature as reflected in his title, as well as any other definition as may be stated in the Option Agreement, Award Agreement or any employment agreement for such Optionee, Holder or Grantee; and (C) a “change in control” shall mean: (I) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Stock (the “Outstanding Corporation Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a “change of control”: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (III) of this Section 12; or (II) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (III) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding

Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation ‘s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (IV) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

4. Section 17(c) of the Plan is amended in its entirety to read as follows:

(c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, a provision shall be made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, and the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

5. The Plan shall otherwise be unchanged by this Amendment Number 4.

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     This Amendment Number 4 to the Plan was duly adopted and approved by the Board of Directors of the Corporation on June 21, 2004.

/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Corporate Secretary